Exhibit 22.1
BAKER HUGHES COMPANY
SUBSIDIARY GUARANTORS OF REGISTERED SECURITIES
The below chart lists the subsidiaries of Baker Hughes Company that are obligors of the 2.061% Senior Notes due December 2026 (the “December 2026 Senior Notes”), 3.337% Senior Notes due December 2027 (the “December 2027 Senior Notes”), 4.050% Senior Notes due March 2029 (the “March 2029 Senior Notes”), 3.138% Senior Notes due November 2029 (the “November 2029 Senior Notes”), 3.226% Senior Notes due March 2030 (the “March 2030 Senior Notes”), 4.486% Senior Notes due May 2030 (the “May 2030 Senior Notes”), 4.350% Senior Notes due June 2031 (the “June 2031 Senior Notes”), 4.650% Senior Notes due June 2033 (the “June 2033 Senior Notes”), 3.812% Senior Notes due March 2034 (the “March 2034 Senior Notes”), 5.000% Senior Notes due June 2036 (the “June 2036 Senior Notes”), 4.193% Senior Notes due March 2038 (the “March 2038 Senior Notes”), 5.125% Notes due September 2040 (the “September 2040 Senior Notes”), 4.737% Senior Notes due March 2046 (the “March 2046 Senior Notes”), 4.080% Senior Notes due December 2047 (the “December 2047 Senior Notes”), 5.850% Senior Notes due June 2056 (the “June 2056 Senior Notes”) and the 6.875% Notes due January 2029 (the “January 2029 Notes”) outstanding as of June 30, 2026.

Name of Subsidiary	Jurisdiction of Formation	Role
Baker Hughes Holdings LLC (formerly Baker Hughes, a GE company, LLC)	Delaware	Obligor
Baker Hughes Co-Obligor, Inc.	Delaware	Obligor

The December 2026 Senior Notes, the December 2027 Senior Notes, the November 2029 Senior Notes, the May 2030 Senior Notes, the September 2040 Senior Notes, and the December 2047 Senior Notes are each fully and unconditionally guaranteed on a senior unsecured basis by Baker Hughes Company pursuant to that Seventh Supplemental Indenture, dated as of December 31, 2023, to the Indenture, dated as of October 28, 2008, as the same may be amended and supplemented from time to time (the “2008 Indenture”). The March 2030 Senior Notes, the March 2034 Senior Notes, the March 2038 Senior Notes, and the March 2046 Senior Notes are each fully and unconditionally guaranteed on a senior unsecured basis by Baker Hughes Company pursuant to that Eighth Supplemental Indenture, dated as of March 11, 2026, to the 2008 Indenture. The March 2029 Senior Notes, the June 2031 Senior

Notes, the June 2033 Senior Notes, the June 2036 Senior Notes, and the June 2056 Senior Notes are each fully and unconditionally guaranteed on a senior unsecured basis by Baker Hughes Company pursuant to that Ninth Supplemental Indenture, dated as of March 11, 2026, to the 2008 Indenture. The January 2029 Notes are fully and unconditionally guaranteed on a senior unsecured basis by Baker Hughes Company pursuant to that Second Supplemental Indenture, dated as of December 31, 2023, to the Indenture, dated as of May 15, 1991, as the same may be amended and supplemented from time to time.